                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  INTERSTATE POWER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                            INTERSTATE POWER COMPANY
                                1000 Main Street
                                  P.O. Box 769
                            Dubuque, Iowa 52004-0769

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON AND PREFERRED STOCK OF
INTERSTATE POWER COMPANY:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Interstate Power Company, a Delaware Corporation ("IPC"), will be held at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa, on Tuesday, the thirteenth (13th) day of May 1997, at two o'clock in the afternoon, Central Daylight Time, for the purpose of considering and voting with respect to the following matters:

    1. The election of three Class III directors to hold office for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2000, and until their respective successors shall have been duly elected and qualified;

    2. The transaction of such other business as may properly be presented to the meeting. The Company's Board of Directors at this time knows of no such other business.

    In accordance with the provisions of the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of IPC, the Board of Directors has determined that the holders of Common Stock and Preferred Stock of record at the close of business on March 14, 1997, voting together as a class, will be entitled to notice of and to vote at the meeting.

    If you do not expect to be present at the meeting, please execute the enclosed proxy and return it promptly in the accompanying addressed envelope.

                                          INTERSTATE POWER COMPANY

                                          BY: [/S/ J.C. MCGOWAN]
                                             J.C. McGowan
                                              SECRETARY
Dated, March 27, 1997

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF IPC, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            INTERSTATE POWER COMPANY

                                1000 Main Street
                                  P.O. Box 769
                            Dubuque, Iowa 52004-0769

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS: MAY 13, 1997

    This Proxy Statement, the accompanying proxy and the Annual Report are being mailed on or about March 27, 1997, to each holder of record of Interstate Power Company common and preferred stock at the close of business March 14, 1997. The enclosed proxy is solicited by and on behalf of the management of the Company for use at the annual meeting of stockholders of the Company to be held on May 13, 1997, or any adjournment or adjournments thereof.

                                    PROXIES

    Every proxy delivered, pursuant to this solicitation, is revocable at any time before the shares that it represents are voted at the annual meeting, at the option of the person executing the same, by filing written notice thereof, or a later valid proxy, with the Secretary of the Company.

    In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone, facsimile, or telegraph. Banks, nominees and other custodians and fiduciaries may be reimbursed, where appropriate, for their reasonable out-of-pocket expenses in forwarding soliciting materials to their customers. Proxies may be solicited by officers and regular employees of the Company without compensation therefor additional to their regular salaries. The cost of soliciting proxies will be borne by the Company.

    Holders of Interstate Power Company Common and Preferred Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the IPC stockholder authorized the persons named therein to vote all the IPC stockholder's shares on his or her behalf. All completed proxies returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given on a properly executed proxy, it will be voted FOR the election of three Class III directors. Any proxy not so furnished to the Company prior to the closing of the voting will be considered not voted for either determination of a quorum or for tabulation of results. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares) will be considered voted in determination of a quorum but will not be included in the tabulation of votes on any matter brought before the meeting. A proxy may be revoked by voting in person at the meeting, by written notice to the Corporate Secretary, or by delivery of a duly executed proxy bearing a later date, in each case prior to the closing of the polls for voting at the annual meeting.

                                    GENERAL

    The purposes of the meeting are set forth in the attached Notice of Annual Meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment. The Company contemplates reporting to all common and preferred stockholders of record after the meeting as to the action taken at the meeting.

                                PROPOSED MERGER

    The Company, WPL Holdings, Inc. (WPLH) and IES Industries Inc. (IES) have entered into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (Merger Agreement), pursuant to which the company, WPLH and IES will combine into a single entity to be known after the combination as Interstate Energy Corporation. Stockholders of each of the merger partners approved the transaction and certain related matters at separate stockholder meetings held on September 5, 1996. Subject to receipt of regulatory approvals, the proposed combination is currently expected to close by the end of the third quarter of 1997. As provided in the Merger Agreement, at the effective time of the combination, the Board of Directors of Interstate Energy Corporation will consist of fifteen directors, three designated by the Company, six designated by WPLH and six designated by IES.

                    STATEMENT RELATIVE TO VOTING OF PROXIES

    Each outstanding share of IPC Common and Preferred Stock is entitled to one vote upon each matter presented at the meeting, of which 9,670,866 shares of Common Stock were outstanding and 761,381 shares of Preferred Stock were outstanding on December 31, 1996.

    If a stockholder is a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), the enclosed proxy will represent the number of shares registered in the participant's name and/or the number of shares allocated to the participant's account (the "Shares") under the Plan. The proxy will serve as the instructions as how to vote Shares in the Plan. If the participating stockholder does not furnish any proxy to vote the shares, the shares for the account in the Plan will not be voted.

    Employees who are participants in the IPC Common Stock Fund of the Interstate Power Company 401(k) Plan will receive a proxy from Dubuque Bank & Trust Company (the 401(k) Plan Trustee) and the holder of record for shares held in the 401(k) Plan. The proxy has imprinted thereon the number of shares held for the account of each participant. The number of shares imprinted on the proxy will be voted by the 401(k) Plan Trustee in accordance with the instructions of the 401(k) Plan participant.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

    The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Restated Certificate of Incorporation, as amended. The number of directors, in accordance with the Company's By-Laws, constituting the full board of directors shall be seven. The terms of Mr. Alan
B. Arends, Mr. Michael R. Chase, and Mr. Wayne H. Stoppelmoor will expire at the 1997 annual meeting and each has been nominated for re-election to a term of three years expiring in 2000. In all cases, the directors elected will continue to serve until their respective successors shall have been duly elected and qualified.

    It is intended that the proxies solicited on behalf of the Board of Directors will be voted for the Class III nominees, Mr. Arends, Mr. Chase and Mr. Stoppelmoor.

    In the event that any of the nominees should become unable or for good reason will not serve as a director, it is intended that the proxies will be voted for the election of such other person or persons as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Except as otherwise indicated, each nominee has been engaged in his or her present principal occupation for at least the past five years.

    The Board recommends a vote FOR the nominees for director.

    Biographical information concerning each of the nominees for re-election and the directors continuing in office is presented on the following pages.

                NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2000
       CLASS III DIRECTORS -- PRESENT TERMS EXPIRE AT 1997 ANNUAL MEETING

   (Insert ALAN B. ARENDS, 63, is President of Allied Benefit Group Photograph) Financial Services, Corp. (formerly Arends Associates, Inc.,) of
               Albert Lea, Minnesota, an employee benefits company which he founded in 1983. Mr. Arends has also taught at both the high school and college levels. He was elected to the Board of Directors of the Company on August 15, 1993. Mr. Arends is
               Chairman of the Compensation Committee and a member of the  Audit
               Committee.

   (Insert MICHAEL R. CHASE, 58, was elected to Interstate Power Company's Photograph) Board of Directors in January of 1996. He was elected
               President  effective  October  1,  1996.  He  was  elected  Chief
               Executive Officer effective  January 1,  1997. He  had served  as
               Vice  President,  Power  Production beginning  in  1991  and then
               Executive Vice President starting in July 1995. Mr. Chase is a member of the Nominating Committee.

   (Insert WAYNE H. STOPPELMOOR, 63, is Chairman of the Board of Directors Photograph) of Interstate Power Company. He was elected to the
               IPC  Board  in  July 1986.  He  was elected  President  and Chief
               Executive Officer  effective  January  1, 1987  and  was  elected
               Chairman  on  May  1,  1990. He  resigned  from  the  position of
               President effective  October  1,  1996  but  continued  as  Chief
               Executive  Officer until he  retired as an  officer on January 1,
               1997.  Mr.   Stoppelmoor  has   served  as   Vice  President   of
               Administration   beginning  in  1978   and  then  Executive  Vice
               President starting in May 1985. Mr. Stoppelmoor is Chairman of the Executive Committee.

                           OTHER INCUMBENT DIRECTORS
        CLASS I DIRECTORS -- PRESENT TERMS EXPIRE AT 1998 ANNUAL MEETING

   (Insert ALFRED D. CORDES, 65, was elected to Interstate Power Company's Photograph) Board of Directors on January 1, 1992. He was elected Vice
               President -- District Administration and Public Affairs on May 1,
               1990 and retired from that position on July 1, 1995. He has also served as District Manager and Executive Assistant prior to being appointed Vice President -- District Administration on January 1,
               1986. Mr. Cordes is a member of the Executive Committee.

   (Insert JOYCE L. HANES, 64, has been a Director of Midwest Wholesale Photograph) Inc., Mason City, Iowa since 1970. She was elected Chairman of the Board of that Company in May, 1986 and retired from that position in 1988. She was elected a Director of Interstate Power
               Company on January 1, 1982. Mrs.  Hanes is Chairman of the  Audit
               Committee, and a member of the Compensation Committee and the Executive Committee.

       CLASS II DIRECTORS -- PRESENT TERMS EXPIRE AT 1999* ANNUAL MEETING

   (Insert JAMES E. BYRNS, 70, is Chairman and Chief Executive Officer of Photograph) Custom-Pak, Inc. of Clinton, Iowa, a firm of which he was co-
               founder in 1974. Mr. Byrns was elected to this position on August
               15, 1989. He had been President of that Company since 1980 having served as Executive Vice President from 1974. He was elected to Interstate Power Company's Board of Directors on January 31,
               1984. Mr. Byrns is Chairman of the Nominating Committee and is a member of the Audit Committee and the Compensation Committee.
               *In October of 1996 Mr. Byrns reached age 70, the mandatory retirement age for Directors, the Board of Directors adopted in July of 1996 a resolution authorizing the continued service of Mr. Byrns as a Class II Director from October, 1996 until the
               1997 Annual Meeting of Stockholders or the effective date of the merger with WPL Holdings, Inc, IES Industries Inc. and IPC, whichever came first. If the merger is not effective on May 13, 1997, the Board of Directors will again consider the matter.

   (Insert     GERALD   L.  KOPISCHKE,  65,  was  elected  to  Interstate  Power
 Photograph)   Company's  Board   of   Directors  effective   July   10,   1992.
               Mr. Kopischke was elected Vice President -- Electric Operations on September 1, 1980 and retired from that position on January 1, 1996. He had served as Director of Electrical Engineering prior to being appointed as Vice President. Mr. Kopischke is a member of the Nominating Committee.

    Certain information regarding executive officers of the Company called for by applicable regulations of the SEC has been furnished in the Company's annual report on Form 10-K for 1996.

COMMITTEES OF THE BOARD

    The Company has a standing Executive Committee, present members are Mr. Stoppelmoor, Mr. Cordes, and Mrs. Hanes. This committee held one meeting during the year 1996. The functions performed by the Executive Committee include acting on behalf of the Board of Directors when necessary between meetings of the full Board of Directors.

    The Company has a standing Audit Committee, present members are Mrs. Hanes, Mr. Arends, and Mr. Byrns. The Audit Committee held two meetings during the year 1996. The functions performed were briefly as follows: recommending to the Board of Directors the independent auditors to be employed by the Company, reviewing the planned audit scope, reviewing the results of the independent auditors' examination and reporting to the Board the results of such services with recommendations concerning the same.

    The Company has a standing Nominating Committee, present members are Mr. Byrns, Mr. Kopischke, and Mr. Chase. Mr. Alfred D. Cordes served on the Nominating Committee until September 5, 1996 when he was replaced by Mr. Chase. The Nominating Committee held three meetings in 1996. The committee's function is to make recommendations to the Board for Board member succession, and as to the Board member compensation. While there are no formal procedures, the committee considers nominees brought to its attention by other members of the
Interstate Power Company Board of Directors, members of management and Stockholders.

    The Company has a standing Compensation Committee, present members are Mr. Arends, Mr. Byrns, and Mrs. Hanes. The Compensation Committee's functions are to recommend to the Board the compensation of the CEO and executive officers, the types and nature of employee benefit plans, and to prepare, as required by the Proxy Rules, a Compensation Committee report to be included in the Proxy Statement. The Compensation Committee held four meetings during 1996.

    NOTE: The total number of meetings (of all kinds) of the Board of Directors (together with Committee meetings) during the fiscal year 1996 was 20. All directors with the exception of Mr. Arends attended all of the meetings of the Board and committees of the Board on which he or she served. During 1996 Mr. Arends attended all but one of the total number of Board meetings and Committee meetings on which he served.

COMPENSATION OF DIRECTORS

    During the period of January 1, 1996, to March 31, 1996 all directors who were not employees of the Company were paid $8500.00 per year plus $600.00 for each directors' meeting in which they participated. Also $600.00 was paid each non-employee director for each committee meeting held on a day separate from a scheduled Board meeting while $300.00 was paid for each committee meeting which they attended that was held the same day but not in conjunction with a Board meeting. Effective April 1, 1996, the annual retainer for non-employee directors was increased to $11,000.00 per year. The fees for any Regular or Special Meeting of the Board as well as committee meeting held on non-board meeting days were increased to $650. Fees for committee meetings held on a Board meeting day but not consecutive of that meeting were increased to $325. The meeting and committee fees were for non-employee directors only.

    All directors who were not employees received reimbursement of out-of-pocket expenses incurred in connection with directors' or committee meetings. Each director was included in the Company's group life insurance program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors accepted the recommendations of the Compensation Committee for the 1996 salaries at the November 7, 1995 Board Meeting. There were no interlocking and insider positions required to be disclosed.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The Company represents that as of December 31, 1996, to the best of its knowledge only the following persons or groups owned of record or beneficially more than 5% of the outstanding VOTING SECURITIES of the Company:

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL     % OF OWNERSHIP
NAME OF BENEFICIAL OWNER                  TITLE OF CLASS         OWNERSHIP (1)           (1)
------------------------------------  -----------------------  ------------------  ---------------
WPLH                                  IPC Common Stock               1,903,293            16.6%
IES                                   IPC Common Stock               1,903,293            16.6%

------------------------
(1) By reason of the Stock Option Agreements, each of WPLH and IES may be deemed to have sole voting and dispositive power with respect to the shares listed above which are subjected to their respective Options from IPC and, accordingly, each of WPLH and IES may be deemed to beneficially own all of such shares (assuming exercise of its Option and the nontriggering of the other party's right to exercise its Option for IPC Common Stock). However, each of WPLH and IES expressly disclaim any beneficial ownership of such shares because the Options are exercisable only in certain circumstances.

SECURITY OWNERSHIP OF MANAGEMENT

    The directors and officers of the Company owned of record and beneficially on December 31, 1996, an aggregate of 33,747 shares of Common Stock of the Company, representing less than 1% of the shares outstanding.

    The Company represents that as of December 31, 1996, to the best of its knowledge beneficial ownership of shares of each class of EQUITY SECURITIES of the Company by all directors and nominees individually, the CEO and certain named executive officers individually, and the directors and officers of the Company as a group is as follows:

                                                                              AMOUNT AND NATURE
                                                                                OF BENEFICIAL        % OF
NAME OF NOMINEE                                           TITLE OF CLASS (1)   OWNERSHIP (2)(3)   OWNERSHIP
--------------------------------------------------------  ------------------  ------------------  ----------
Alan B. Arends                                                  Common Stock           971            *
James E. Byrns                                                  Common Stock         2,889            *
Michael R. Chase                                                Common Stock         5,434            *
Alfred D. Cordes                                                Common Stock         1,653(4)         *
Donald E. Hamill                                                Common Stock         2,512(4)         *
Joyce L. Hanes                                                  Common Stock         1,652            *
Gerald L. Kopischke                                             Common Stock         4,401(4)         *
Dale R. Sharp                                                   Common Stock         2,412(4)         *
Wayne H. Stoppelmoor                                            Common Stock         5,096(4)         *
William C. Troy                                                 Common Stock           351(4)         *
Officers and Directors as a
 group -- 14 in group                                           Common Stock        33,747(4)         *

------------------------
 *  less than 1%

(1) In addition to Common Stock, the Company also has, as equity securities, outstanding shares of Preferred Stock.

(2) Information with respect to beneficial ownership based upon information furnished by each officer or director and contained in filings made with the Securities and Exchange Commission.

(3) Includes shares in which said director or officer may have an indirect beneficial ownership by reason of the ownership of such shares by their spouses, dependent children or trusts.

(4) Includes 1,976 shares for Mr. Stoppelmoor, 1,608 shares for Mr. Kopischke, 1,853 shares for Mr. Hamill, 356 shares for Mr. Cordes, 910 shares for Mr. Sharp, 253 shares for Mr. Troy and an aggregate of 12,311 shares for officers and directors. These shares are in the Company's 401(k) Plan as of December 31, 1996.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

    The Compensation Committee consists of three members of the Board of Directors (Mrs. Hanes and Messrs. Arends and Schrup (deceased January 16, 1996)) none of whom is a current or former officer or an employee of the Company. Mr. Schrup was replaced as Chairman by Mr. Arends and Mr. James E. Byrns replaced Mr. Schrup as a committee member.

    Annually, the Committee reviews executive compensation to determine officers' salary levels for the following year. The compensation of the CEO and officers of IPC (the "Company") consists solely of base salary. The base salary levels for the Company's CEO, Mr. Stoppelmoor, and executive officers are competitively set by the Committee and compared with the base salary levels of executive officers in similar positions in other companies of similar size and purpose. Also, considered in the salary determination is the individual officer's experience and performance relative to the Company's goals. It is the aim of the Committee to determine salary levels that reward economic value delivered to Interstate Power Company's stockholders and customers and that attract, motivate, and retain executives of the highest quality. As guidelines in determining the CEO and officer salary levels, the Committee reviews the overall corporate performance (including earnings per share, return on common equity, operating expense, customer service, economic development and management efficiency), the compensation levels of executive officers in comparable utilities and general industry, and the salary recommendations of the Chief Executive Officer of the Company. Of these factors, the Committee accords significant weight to the compensation levels of comparable utilities.

    During the discussion of the overall corporate performance, the Company's earnings improvement for the 1995 year was noted. The earnings were impacted by weather that was very favorable to the use of air conditioning and by increases in customers rates. It was also noted that the Strategic Planning Study implemented in 1994 to review the Company's current and future long-range goals in order to cut costs of operation had resulted in cost reductions in excess of $2 million for the year.

    To determine equitable CEO and officer salary levels, the Committee reviewed the salary levels of other utilities' Chief Executive Officers published in the various utilities' 1995 Proxy Statements. They next reviewed a list of salaries of executives of the major publicly-held companies doing business in Iowa as published by a major Iowa newspaper, and a similar list from the 1995 Edison Electric Institutes Executive Compensation Survey of Chief Executive Officers ("CEOs"), specifically focusing on those companies west of the Mississippi River plus Wisconsin and Illinois that have revenues ranging from $85 million to $564 million. It has been determined that Mr. Stoppelmoor's salary should approximate the average total cash compensation of peer CEOs of the utilities surveyed and the salaries of the other executive officers would be set at a percentage of the CEOs modified by performance and responsibility.

    In setting 1996 salaries, the Committee also considered the progress made toward corporate goals of company wide cost containment and the establishment of a strong record in the areas of customer service, economic development, and management efficiency. The Committee recommended to the Company's Board of Directors executive salaries consistent with the range of average estimated salary increases throughout the comparable-size utility industry. (The Committee's recommendations for 1996 officers' salaries were approved by the Company's Board of Directors.)

                             Compensation Committee

   Nicholas J. Schrup              Joyce L. Hanes             Alan B. Arends

    Mr. Schrup died January 16, 1996 and was replaced as Chairman by Mr. Arends. Mr. Schrup was replaced on the Committee by Mr. James E. Byrns.

PERFORMANCE GRAPH
                              INTERSTATE POWER COMPANY
Comparison of Five Year Cumulative Total Return* Among Interstate Power Company
                                     (IPW),
               Standard and Poor's Corporation (S & P) 500 Index
   & Edison Electric Institute (EEI) 100 Index of Investor Owned Electrics**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           INTERSTATE POWER COMPANY    S&P 500 INDEX   EEI 100 INDEX
1991                            $100             $100            $100
1992                              98              108             108
1993                             102              118             120
1994                              88              120             106
1995                             132              165             139
1996                             124              203             140

Assumes $100 invested on January 1, 1992 in Interstate Power Company Stock, S & P 500 Index and EEI 100 Index of Investor Owned Electrics

* Total Return Assumes Reinvestment of Dividends ** Fiscal Year Ending December 31.

                                              1991  1992  1993  1994  1995  1996
                                              ----  ----  ----  ----  ----  ----
Interstate Power Company                      $100  $ 98  $102  $ 88  $132  $124
S&P 500 Index                                 $100  $108  $118  $120  $165  $203
EEI 100 Index                                 $100  $108  $120  $106  $139  $140

CASH COMPENSATION

    There is set forth below certain information concerning all compensation of the CEO and the four most highly compensated executive officers of the Company as to whom the total compensation exceeded $100,000 during the year 1996.

SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                       ---------------------------------------------------------------------
                                                                            OTHER ANNUAL        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY($)     BONUS       COMPENSATION     COMPENSATION($)
-------------------------------------  ---------  ---------  -----------  -----------------  ---------------
                 (A)                      (B)      (C)(1)        (D)             (E)             (I)(2)

Wayne H. Stoppelmoor                        1996    310,000           0               0               250
 President & CEO until                      1995    260,000           0               0               250
 10-01-96 then CEO only                     1994    245,000           0               0               250
Michael R. Chase                            1996    171,250           0               0               250
 Executive VP then                          1995    138,000           0               0               250
 President effective 10-1-96                1994    123,500           0               0               250
Donald E. Hamill                            1996    129,000           0               0               250
 VP-Budgets/Regulatory Affairs              1995    123,000           0               0               250
                                            1994    118,000           0               0               250
William C. Troy                             1996    129,000           0               0               250
 Controller                                 1995    123,000           0               0               250
                                            1994    118,000           0               0               250
Dale R. Sharp                               1996    120,000           0               0               250
 VP-Engineering                             1995     50,000           0               0               250
                                            1994          0           0               0                 0

------------------------
(1) Column (c) includes any salary elective deferral pursuant to the Company's 401(k) Plan. The 401(k) Plan is available to all employees.

(2) Column (i) includes any company matching funds pursuant to the Company's 401(k) Plan. The Company matched $.25 on every dollar deferred by the participant up to a maximum match of $250. The option is available to all employees.

COMPENSATION PURSUANT TO PLANS

    The Company's Pension Plan covers substantially all employees including officers. Pension Plan benefits depend upon credited service, age at retirement and compensation. At an assumed retirement age of 65, the normal retirement benefit for Pension Plan Participants is based on a formula that applies a factor of 1.17% to the participant's average annual compensation for the three highest consecutive years plus a factor of .35% to the participant's average compensation in excess of Social Security Covered Compensation multiplied by the number of accredited service years (maximum 35). Optional benefit forms are also available.

    The following table displays the maximum annual retirement benefits payable under the straight life annuity form of pension at the normal retirement age of 65 for specified remunerations and years of service under the Pension Plan provisions in effect January 1, 1997.

                                                    ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE
                                                                        LISTED
 AVERAGE ANNUAL COMPENSATION FOR 3 HIGHEST PAID   --------------------------------------------------
               CONSECUTIVE YEARS                   20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------------------------------------------  -----------  -----------  -----------  -----------
$100,000                                           $  28,349    $  35,436    $  42,523    $  49,610
 125,000                                              35,949       44,936       53,923       62,910
 150,000                                              43,549       54,436       65,323       76,210
*175,000                                              46,589       58,236       69,883       81,530
*200,000 or greater                                   46,589       58,236       69,883       81,530

------------------------
* compensation used for benefits is limited to $160,000

    For purposes of determining Pension plan benefits, compensation for each of the individuals listed in the Summary Compensation Table is the same as the amounts set forth in that table. The estimated full years of credited service for benefits at retirement under the Pension Plan for those executive officers listed in the Summary Compensation Table are: Wayne H. Stoppelmoor, 35 years; Michael R. Chase, 35 years; Donald E. Hamill, 35 years; and William C. Troy, 23 years.

    In addition to the Pension Plan, the Supplemental Retirement Plan (SRP) amended in 1995 provides a supplemental retirement benefit for all officers of the Company. Benefits begin at the normal retirement date (age 65) or a participant electing early retirement may begin receiving reduced benefits as early as age 55. For those officers retiring on or after January 1, 1994, the SRP (1) provides a retirement benefit per month equal to seventy-five percent of the individual's highest average monthly salary for any consecutive 12-month period of employment by Interstate prior to retirement, less the individual's qualified defined benefit retirement plan benefit and less the individual's social security benefit, and (2) provides a survivor benefit. The SRP may be funded in part from the general assets of the Company in addition to the purchase of cost recovery life insurance policies by the Company.

    The following table displays the maximum annual supplemental retirement benefits payable under the straight life annuity form of pension at the normal retirement age of 65 for specified remunerations for the year of retirement under the SRP provisions in effect at January 1, 1997.

           ESTIMATED ANNUAL SRP BENEFITS FOR YEARS OF SERVICE LISTED

FINAL ANNUAL SALARY                              20 YEARS     25 YEARS     30 YEARS     35 YEARS
----------------------------------------------  -----------  -----------  -----------  -----------
$125,000                                        $    44,601  $    35,614  $    26,627  $    17,640
 150,000                                             55,751       44,864       33,977       23,090
 175,000                                             71,461       59,814       48,167       36,520
 200,000                                             90,211       78,564       66,917       55,270
 225,000                                            108,961       97,314       85,667       74,020
 250,000                                            127,711      116,064      104,417       92,770
 275,000                                            146,461      134,814      123,167      111,520
 300,000                                            165,211      153,564      141,917      130,270
 325,000                                            183,961      172,314      160,667      149,020

    The Company has an Amended Deferred Compensation Plan available to officers and non-employee directors and provides for deferral of salaries and fees with accrued interest.

    In 1988, the Company adopted a 401(k) Plan in which all Employees of the Company are eligible to participate, subject to meeting Plan eligibility requirements. Under the provisions of this Plan, any eligible employee may elect to direct up to 15% of his or her compensation, as defined in the Plan, with a maximum contribution of $9,500 for the year 1996. Any amount so deferred by the employee is exempt from current federal income tax. Directors who are not employees are not eligible to participate in the Plan. To encourage participation in this Plan, the Company contributes to the account of participating employees 25 cents for each one dollar contributed by the employee, up to a maximum Company contribution of $250. Upon retirement from the Company, employees may receive distributions from their account held by the Plan Trustee.

OTHER COMPENSATION

    No officer individually or officers as a group received "Other Annual Compensation of $50,000 or 10% of the salary and bonus reported in the Summary Compensation Table.

STOCK OPTION AND STOCK APPRECIATION RIGHT PLANS

    No director or Officer of the Company held any options to purchase securities from the Company or its subsidiary during the year 1996.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into Severance Agreements with each of nine senior executives of the Company (including Messrs. Stoppelmoor, Chase, Hamill, Sharp and Troy) which generally provide for certain benefits in the event the executive is terminated or resigns under certain circumstances following a change in control of the Company. The Mergers will constitute a change in control of the Company for purposes of these agreements.

                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

    The firm of Deloitte & Touche LLP has been selected to serve as the independent auditors for the Company for the fiscal year ending December 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of stockholders of the Company scheduled for May 13, 1997 with the opportunity to make a statement and to be available to respond to appropriate questions.

                           1998 STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Dubuque, Iowa, on or before January 13, 1998.

                        POSSIBLE ADJOURNMENT OF MEETING

    In case the requisite vote to elect the nominees for directors proposed by the Company cannot be obtained at the date set for the meeting, it is the intention of the management, if it seems advisable to do so at the time, to adjourn the meeting to permit the solicitation of additional proxies.

                                           INTERSTATE POWER COMPANY

                                           BY: [/S/ W. H. STOPPELMOOR]
                                              W. H. Stoppelmoor
                                               CHAIRMAN OF THE BOARD
March 27, 1997
Dubuque, Iowa.

                               INTERSTATE POWER COMPANY
                                        PROXY

                      SOLICATED ON BEHALF OF BOARD OF DIRECTORS
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 13, 1997










The undersigned hereby appoints W. H. STOPPELMOOR, J. C. MCGOWAN, AND D. D. JANNETTE, and each of them, with power of substitution, as proxies for the undersigned, to vote at the annual meeting of stockholders of INTERSTATE POWER COMPANY (The "Company") to be held at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa, on May 13, 1997, at 2:00 P.M. Central Daylight Time, or at any adjournment or adjournments thereof:

Please use an (X) to indicate your vote in the boxes below. (CHECK ONE BOX ONLY) The Board of Directors recommends a vote FOR THE NOMINEES.

ELECTION OF CLASS III DIRECTORS.
    The nominees, for terms ending in 2000, and until their respective successors shall have been duly elected and qualified are:

             ALAN B. ARENDS,  MICHAEL R. CHASE, and  WAYNE H. STOPPELMOOR


    / /  FOR all nominees named above       / /  WITHHOLD AUTHORITY to vote
         (except as marked to the                for all nominees named above.
           contrary above.)


    (INSTRUCTION:  to withhold authority to vote for any individual nominee draw a line through the nominee's name above.)

The undersigned hereby revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

In order to assure that your shares will be represented at the meeting and to facilitate the tabulation of votes, PLEASE VOTE, DATE AND SIGN this proxy and return promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

DATED:                    , 1997
       -------------------                     ---------------------------------
                                                        Stockholder

Please sign exactly as shown above.            ---------------------------------
                                                        Stockholder